Exhibit 10(d)31

Amendment To

Service Agreement

The parties hereto do hereby stipulate and agree to that the SERVICE AREEMENT entered into by and between them under date of December 31, 1993, and as heretofore amended on January 1, 1996, January 1, 1998 and January 1, 1999 be and the same hereby is further amended by substituting for Exhibit II and the Supplement to Exhibit II to the SERVICE AGREEMENT, the attached revised Exhibit II and revised Supplement to Exhibit II. This Amendment is made and entered into as of January 1, 2000.

ENTERGY SERVICES, INC.

By /s/ Nathan E. Langston
Nathan E. Langston
Vice President and Chief Accounting Officer

ENTERGY GULF STATES, INC.

By /s/ Joseph F. Domino
Joseph F. Domino
President and CEO - Texas

Amendment To

Service Agreement

The parties hereto do hereby stipulate and agree to that the SERVICE AGREEMENT entered into by and between them under date of December 31, 1993, and as heretofore amended on January 1, 1996, January 1, 1998 and January 1, 1999 be and the same hereby is further amended by substituting for Exhibit II and the Supplement to Exhibit II to the SERVICE AGREEMENT, the attached revised Exhibit II and revised Supplement to Exhibit II. This Amendment is made and entered into as of January 1, 2000.

ENTERGY SERVICES, INC.

By /s/ Nathan E. Langston
Nathan E. Langston
Vice President and Chief Accounting Officer

ENTERGY GULF STATES, INC.

By /s/ Jerry D. Jackson
Jerry D. Jackson
President and CEO - Louisiana

Exhibit II

METHODS OF ALLOCATING COSTS AMONG CLIENT COMPANIES RECEIVING SERVICE UNDER THIS AND SIMILAR SERVICE AGREEMENTS WITH ENTERGY SERVICES, INC. (SERVICES)

1.    The costs of rendering service by Services will include all costs of doing business including interest on debt but excluding a return for the use of Services' initial equity capital amounting to $20,000.

2.    (a) Services will maintain a separate record of the expenses of each department. The expenses of each department will include:

    (i)  those expenses that are directly attributable to such department,

    (ii) an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department, and

    (iii) an appropriate portion of those expenses of other Services' departments necessary to support the operation of the department.

    (b) Expenses of the department will include salaries and wages of employees,        including social security taxes, vacations, paid absences, sickness, employee         disability expenses, and other employee welfare expenses, rent and utilities,        desktops, telephones, materials and supplies, and all other expenses attributable to the department.

  (c) Departmental expense will be categorized into one of three classes:

  (i) those expenses which are directly attributable to specific services rendered to a Client Company or group of Client Companies (Departmental Direct Costs),

  (ii) those expenses which are attributable to the overall operation of the department and not to a specific service provided to Client Companies (Departmental Indirect Costs) (these expenses include not only the salaries and wages of employees, but also other related employment costs described in Section 2 (b) above), and

  (iii) those expenses which are attributable to the operation of other departments of Services as well as to a specific service provided to the Client Companies (Departmental Support Service Costs).

  (d) The indirect expenses of the department will not include:

  (i) those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of a Client Company or a group of Client Companies and

  (ii) are to be directly charged to such Client Company or group of Client Companies; and Services' overhead expenses that are attributable to maintaining the corporate existence of Services, franchise and other general taxes, and all other incidental overhead expenses including those auditing fees and accounting department expenses attributable to Services (Indirect Corporate Costs).

  (e) Services will establish annual budgets for controlling the expenses of each    service department and those expenses outlined above in Section 2 (d), which are     not department specific.

  3. Employees in each department will maintain a record of the time they are employed in rendering service to each Client Company or group of Client Companies. The hourly rate for each employee will be determined each pay period.

  4. (a) The charge to a Client Company or a group of Client Companies for a particular service will be the sum of the figures derived by multiplying the hours reported by each employee in rendering such service by the hourly rate applicable to such employee and other direct allocated expenses.

  (b) Departmental Indirect Costs as defined in 2(c) (ii) will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.

  (c) Departmental Support Service Costs as defined in 2(c)(iii) will be allocated to other internal Services departments and the Client Companies using consumption-based billing methods, with these costs then distributed by function. Any costs that remain at Services after this initial billing will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.

  5. Those expenses of Services that are not included in the expenses of a department under Section 2 above will be charged to Client Companies receiving service as follows:

  (a) Incremental out-of-pocket costs incurred for the direct benefit and convenience of a Client Company or a group of Client Companies will be charged directly to such company or group of companies.

  (b) The Indirect Corporate Costs of Services referred to above in Section 2(d)(ii) will be allocated among the Client Companies in the same proportion as the charges to the Client Companies, excluding Indirect Corporate Costs.

  (c) If the method of allocation of Departmental Indirect Costs (Section 4(b)), Departmental Support Service Costs (Section 4(c)), or Indirect Corporate Costs (Section 5(b)), would result in an inequity because of a change in operations or organization of the Client Companies, then Services may adjust the basis to effect an equitable distribution. Any such change in allocation shall be made only after first giving the Commission written notice of such proposed change not less than 60 days prior to the proposed effectiveness of any such change.

  6. On the basis of the foregoing, monthly bills will be rendered to Client Company. Billing procedures and amounts will be open to audit by Client Company and by any regulatory authority having jurisdiction in respect of the Client Company.

  7. When services are rendered to a group of Client Companies, costs of such service shall be allocated equitably among the Companies based on the nature and scope of the service rendered according to the formulae outlined in Exhibit II, Supplement.

Exhibit C

ALLOCATION FORMULAE FOR

GROUPS OF CLIENT COMPANIES

Exhibit II, Supplement

Note: Each allocation formula will be based on data relevant to participating Client Companies to whom the services are provided and the department providing the service.

ENERGY SALES

Based on total kilowatt-hours of energy sold to consumers.

Used primarily for the allocation of costs associated with the financial analyses of sales and related items.

CUSTOMERS

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business electric and gas customers.

Used primarily for the allocation of costs associated with the support of customer based services. Would include customer service and support, marketing, economic forecasts, environmental services, financial and regulatory analyses and customer information systems.

EMPLOYEES

Based on the number of full and part time employees at period end.

Used primarily for the allocation of costs associated with the support of employee-based services. Would include administration of employee benefits programs, employee communications, employee training, and various facilities-based benefits.

RESPONSIBILITY RATIO

Based on the ratio of the company's load at time of system peak load. The peak load is the average of the twelve monthly highest clock-hour demands in kilowatts of the interconnected system occurring each month coincident with the system peak load.

Used primarily for the allocation of costs incurred in fossil plant support and integrated planning.

TRANSMISSION LINE MILES

Based on the number of miles of transmission lines, weighted for design voltage (Voltage < 400kv = 1; Voltage >=400kv =2).

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy transmission lines.

SUBSTATIONS

Based on the number of high voltage substations weighted for Voltage (Voltage < 500kv = 1; Voltage >= 500kv = 2).

Used primarily for the allocation of related engineering and technical support for transmission and distribution substation operations and maintenance as well as for engineering and project management associated with substation construction.

COMPOSITE - TRANSMISSION LINES/SUBSTATIONS

Based on two components: Transmission Line Miles (30% weighting) and the Number of High Voltage Substations (70% weighting).

Used primarily for the allocation of the costs associated with the support of the transmission and distribution function that have both a transmission line component as well as a substation or load component.

GAS CONSUMPTION

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Used for the allocation of costs associated with services in support of gas purchased for gas fired generation units.

TAX INCOME AND DEDUCTION RATIO

Based on the prior years' Federal Income Tax return, total Income and Deductions.

Used for the allocation of costs associated with the preparation of consolidated Federal income tax returns and research of Federal tax issues.

LEVEL OF ESI SERVICE

Based on ESI total billings to each System Company, excluding ESI corporate overhead.

Used for the allocation of costs associated with support of ESI as a legal entity.

SYSTEM CAPACITY (NON-NUCLEAR)

Based on the power level, in kilowatts, that could be achieved if all non-nuclear generating units were operating at maximum capability simultaneously.

Used primarily for the allocation of costs associated with the support of the fossil operations of the System. This would include services provided by plant support, environmental and purchasing.

LABOR DOLLARS BILLED

Based on total labor dollars billed to each System Company.

Used primarily to allocate certain employee-related costs and the costs associated with depreciation.

DISTRIBUTION LINE MILES

Based on the number of miles of distribution lines of 34.5kv or less.

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy distribution lines.

COAL CONSUMPTION

Based on the quantity of tons of coal delivered for a twelve-month period to each coal plant within the Entergy System.

Used for the allocation of costs associated with services in support of coal purchased for coal generating units

ACCOUNTS PAYABLE TRANSACTIONS

Based on the number of accounts payable transactions processed annually for each Entergy System Company.

Used for the allocation of costs associated with the support of the accounts payable function.

INSURANCE PREMIUMS (NON-NUCLEAR)

Based on non-nuclear insurance premiums.

Used for the allocation of costs associated with risk management.

ASSET RECORDS

Based on the number of asset records at period end.

Used for the allocation of costs associated with the fixed asset accounting function.

AVERAGE OUTSTANDING CAPITAL EXPENDITURE AUTHORIZATIONS (CEA'S)

Based on a twelve-month average of outstanding CEA's.

Used for the allocation of costs associated with the capital project costing accounting function.

TOTAL ASSETS

Based on total assets at period end.

Used primarily to allocate costs associated with the oversight and safeguarding of corporate assets. This would include services provided by financial management and certain finance functions, among others. Also used when the services provided are driven by the relative size and complexity of the System Companies and there is no functional relationship between the services and any other available allocation formula.

BANK ACCOUNTS AND QPC'S

Based on the number of bank accounts and quick payment centers (QPC's) at period end.

Used for the allocation of costs associated with daily cash management activities.

COMPUTER USAGE COMPOSITE

Based on three components: Customers (52% weighting), General Ledger Transactions (29% weighting) and Employees (19% weighting), with weighting based on historical usage.

Used primarily for the allocation of costs associated with the mainframe computer and related database administration.

GENERAL LEDGER TRANSACTIONS

Based on the number of general ledger transactions for the period.

Used primarily for the allocation of costs associated with general ledger activities, including related information systems, and for general accounting activities.

FIBER

Based on capacity and use of the Entergy System's fiber optic network.

Used primarily for the allocation of fiber optic operation and maintenance expenses.

NUCLEAR UNITS

Based on the number of nuclear units managed and operated by each Entergy System Company.

Used primarily to allocate nuclear fuel-related services.

NUCLEAR SITES

Based on the number of nuclear sites managed and operated by each Entergy System Company.

Used to allocate miscellaneous nuclear-related services.

TWO-WAY RADIOS

Based on the number of two-way radios within each Legal Entity.

Used for the allocation of costs associated with the support and maintenance provided by the Information Technology department for the two way radio system.

NUMBER OF PC's

Based on the number of PC's within each Legal Entity at period end.

Used primarily for the allocation of costs associated with the maintenance and support of desktop PC's.

PAYCHECKS ISSUED

Based on the number of paychecks issued to each Legal Entity.

Used for the allocation of costs associated with the processing of payroll.

REMOTE ACCESS SERVICE (RAS) ID'S

Based on the number of RAS ID's within each Legal Entity at period end.

Used for the allocation of costs associated with providing Remote Access Service to Entergy employees and contractors.

SQUARE FOOTAGE

Based on square footage occupied by all Legal Entities (SALL) and the regulated companies (SREG).

Used primarily to allocate the costs associated with facilities supervision and support.

TRANSITION TO COMPETITION

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business of gas and/or electric customers.

Used primarily for the allocation of costs associated with the management support of the Entergy System's strategy for and transition to competition.

TELEPHONES

Based on the number of telephones within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of telephones.

CALL CENTERS

Based on the number of customer calls for each Legal Entity at period end.

Used for the allocation of costs associated with customer service support centers.

SUPPLY CHAIN - Inventory Management T & D Transfers

Based on the number of transfer transactions for transmission and distribution (T & D) for each Legal Entity at period end.

Used for the allocation of costs associated with management and operation of inventories, excluding Fossil and Nuclear.

SUPPLY CHAIN - Investment Recovery Total Revenue

Based on the dollar amount of investment recovery revenue generated within each Legal Entity at period end.

Used for the allocation of costs associated with the management and operations of investment recovery.

SUPPLY CHAIN - Procurement Total Spending

Based on the dollar amount of procurement spending within each Legal Entity at period end.

Used for the allocation of costs associated with procurement activities for the Entergy System.